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                                                                  EXHIBIT NO. 11

CANYON RESOURCES CORPORATION
CALCULATION OF PRIMARY and FULLY-DILUTED
EARNINGS PER SHARE

                                                                             Three Months Ended March 31,
                                                                                1996            1995
                                                                             -----------      ----------
Computation for Statement of Income (A)
- ---------------------------------------------------------------------------

Adjustment to net (loss) per statements
  of income to amount used in earnings
  per share computation:
      (Loss) before extraordinary items                                       $ (828,200)      $ (647,900)
      Add-interest on convertible debentures,
        net of tax effect                                                         (B)              (B)
                                                                              ----------       ----------

Net (loss), as adjusted                                                       $ (828,200)      $ (647,900)
                                                                              ==========       ==========


Adjustment to weighted average shares outstanding
  to amount used in primary earnings per share
  computation:
      Weighted average shares outstanding                                     27,272,000       25,558,700
      Add-Shares issuable from assumed exercise of
      convertible debentures                                                      (B)              (B)
      Add-Shares issuable from assumed exercise
      of options and warrants                                                     (B)              (B)
                                                                              ----------       ----------

Weighted average shares outstanding, as adjusted                              27,272,000       25,558,700
                                                                              ==========       ==========

  Net (loss) per common share                                                     $(0.03)          $(0.03)
                                                                              ==========       ==========


(A) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(B) Effect is antidilutive, so amounts are not included in the earnings (loss) per share calculation.